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                                                                        EXH. 3.2

                              ARTICLES OF AMENDMENT
                                       OF
                           STARWOOD HOTELS AND RESORTS

THIS IS TO CERTIFY THAT:

            FIRST: The Amended and Restated Declaration of Trust of Starwood Hotels and Resorts, a Maryland real estate investment trust (the "Trust"), is hereby amended by deleting the second paragraph of Article II, section
      2.1 in its entirety and inserting the following in lieu thereof:

            "At each Annual Meeting of Shareholders beginning at the Annual Meeting of Shareholders in 2005, all Trustees shall be elected to hold office for a term of one year. Trustees may be re-elected any number of times. Each Trustee shall hold office until the election and qualification of his or her successor."

            SECOND: The Amended and Restated Declaration of Trust of the Trust is hereby further amended by deleting the third sentence of Article II, section 2.4 in its entirety and inserting the following in lieu thereof:

            "Vacancies occurring among the Trustees (including vacancies created by increases in number) may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, and the person so appointed shall hold office for a term expiring at the next Annual Meeting of Shareholders and until such trustee's successor shall have been duly elected and qualified."

            THIRD: The amendments to the Amended and Restated Declaration of Trust of the Trust as set forth above have been duly advised by the Board of Trustees and approved by the shareholders of the Trust entitled to vote as required by law.

            FOURTH: The undersigned Vice President and Chief Financial and Accounting Officer acknowledges these Articles of Amendment to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned Vice President and Chief Financial and Accounting Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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                                                                        EXH. 3.2

      IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and Chief Financial and Accounting Officer and attested to by its Secretary on this 15th day of November, 2004.

ATTEST:                               STARWOOD HOTELS AND RESORTS

By: /s/ Kenneth S. Siegel             By: /s/ Vasant M. Prabhu
    _____________________                 _____________________
Name: Kenneth S. Siegel               Name: Vasant M. Prabhu
Title:  Secretary                     Title: Vice President and Chief Financial
                                             and Accounting Officer